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                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]




To the Shareholders and Directors
The Riverfront Funds, Inc.

In planning and performing our audit
of the financial statements of The Funds, Inc. (the Fund) for the year ended December 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The Riverfront Funds, Inc.
 is responsible for establishing and
maintaining an internal control structure.
 In fulfilling this responsibility,
estimates and judgments by management
 are required to assess the expected
benefits and related costs of internal
 control structure policies and
procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal
 control structure, errors or
irregularities may occur and not be detected.
 Also, projection of any evaluation
of the structure to future periods is subject
 to the risk that it may become
inadequate because of changes in conditions
 or that the effectiveness of the
design and operation may deteriorate.

Our consideration of the internal control
 structure would not necessarily
disclose all matters in the internal
 control structure that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness
 is a condition in which the design or
operation of the specific internal control
 structure elements does not reduce to
a relatively low level the risk that errors


 or irregularities in amounts that
would be material in relation to the
 financial statements being audited may
occur and not be detected within a
 timely period by employees in the normal course of performing their assigned functions. However, we noted no matters
involving the internal control structure,
 including procedures for safeguarding
securities, that we consider to be material

weaknesses as defined above at
December 31, 1996.

This report is intended solely for the information
 and use of management and the
Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Cincinnati, Ohio
February 10, 1997